EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-83676, 33-95766, 33-40316, 333-100420, 333-120131, and 333-125298 on Form S-8 of our reports dated March 6, 2006, relating to the consolidated financial statements of Columbia Banking System, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2005.

Seattle, Washington

March 7, 2006